Exhibit 10.6

AMENDED, RESTATED AND BIFRUCATED TERM NOTE B

$3,000,000.00

April 17, 2008

FOR VALUE RECEIVED, HUDSON TECHNOLOGIES COMPANY, a corporation organized and existing pursuant to the laws of the State of Tennessee having an address at One Blue Hill Plaza, 14th Floor, Pearl River, New York 10965 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender"), at the offices of Keltic Financial Partners, LP, a Delaware limited partnership, as Agent for the Lenders ("Agent"), at 580 White Plains Road, Suite 610, Tarrytown, New York 10591, or at such other place as Agent may from time to time in writing designate, the sum of THREE MILLION DOLLARS AND 00/100 ($3,000,000.00), payable in equal consecutive monthly installments of $35,714.29 each, commencing on May 1, 2008 and on the first day of each month thereafter. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in that certain Amended and Restated Loan Agreement dated June 26, 2007 between Borrower and Agent (as amended, including without limitation by that Second Amendment to Amended and Restated Loan Agreement dated the date hereof, the "Loan Agreement", and together with all of the other documents, instruments or agreements executed in connection therewith, as the same may be modified, amended, restated or replaced from time to time, the "Loan Documents"). The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and/or under any of the other Loan Documents shall be due and payable on the Termination Date.

Borrower also promises to pay interest to Lender monthly (at the offices of Agent), in arrears, on the first day of each month, commencing on May 1, 2008 on the outstanding principal balance of this Note at the rate set forth in Section 3.1 of the Loan Agreement.

Any partial prepayments made by the undersigned will be applied against the remaining unpaid payments due hereunder in the inverse order of the maturity of such payments.

This is the "Term Loan B" referred to in the Loan Agreement and is entitled to the benefits of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Agent, for the ratable benefit of the Lenders, pursuant to the Loan Agreement or any of the other Loan Documents including, without limitation, provisions regarding mandatory and/or optional prepayment rights and premiums. Upon the occurrence of any Event of Default, the entire unpaid principal amount owed Lender hereunder shall become immediately due and payable hereof without further notice or demand.

Whenever any payment to be made under this Note shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in computing interest in connection with any such payment.

Borrower and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note may not be changed orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

This Note amends, restates, supersedes and bifrucates, but does not discharge the obligations of, nor constitute a novation with respect to, the indebtedness of Borrower to Agent pursuant to that certain Term Note B in the principal amount of $4,500,000 dated June 26, 2007 previously executed and delivered by Borrower to Agent. The outstanding principal amount outstanding under this Note as of the date hereof is $2,642,857.13.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

HUDSON TECHNOLOGIES COMPANY By: /s/ Brian F. Coleman Name: Brian F. Coleman Title: President and Chief Operating Officer